REVISED SCHEDULE A

To the PARTICIPATION AGREEMENT made the 28th  day of August, 2007, by and among Allianz Variable Insurance Products Fund of Funds Trust, Allianz Life Insurance Company of New York, and Allianz Life Financial Services, LLC.

Funds available under the contracts

AZL Fusion Balanced Fund
AZL Fusion Conservative Fund
AZL Fusion Edge Fund
AZL Fusion Growth Fund
AZL Fusion Moderate Fund
AZL Balanced Index Strategy Fund
AZL Growth Index Strategy Fund
AZL Allianz Global Investors Select Fund

Separate Account Utilizing the Funds

Allianz Life Variable Account C

Contracts Funded by the Separate Account

Allianz Advantage New York
Allianz Charter II New York
Allianz High Five New York
Allianz Opportunity New York
Allianz Retirement Pro
Allianz Vision New York
Valuemark II
Valuemark IV

Acknowledged:

Allianz Variable Insurance Products Fund                     Allianz Life Insurance Company
of  Funds Trust                                                                   New York

By:    /s/ Jeffrey Kletti                                                        By:  /s/ Jeffrey Kletti
Name:  Jeffrey Kletti                                                           Name:  Jeffrey Kletti
Title: President	Title: Vice President, Investment Management

Allianz Life Financial Services, LLC

By:    /s/ Jeffrey Kletti
Name:  Jeffrey Kletti
Title:  Senior Vice President

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Effective Date:  4/29/2010